Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

TRX REPORTS RECORD FOURTH QUARTER AND ANNUAL 2006 RESULTS

Adjusted EBITDA Increases to $3.7 Million in the 4th Quarter

ATLANTA, 15 FEBRUARY 2007 — TRX, Inc. (NASDAQ: TRXI), a global technology company that develops and hosts software applications to process data records and automate manual processes, today reported financial results for the quarter and year ended 31 December 2006.

Total revenues excluding client reimbursements for the fourth quarter of 2006 were $26.1 million compared with $26.4 million in the fourth quarter of 2005. Net income for the fourth quarter was $1.3 million compared with $0.3 million in the fourth quarter of 2005. Net income per diluted share was $0.07 compared to $0.02 per diluted share for the fourth quarter of 2005.

Revenues from transaction processing services decreased 4% to $15.6 million. Revenues from data integration services increased 16% to $5.1 million. Revenues from customer care activities decreased 5% to $5.3 million, as the Company continued to execute on its previously announced strategy of transitioning away from customer care activities.

Adjusted EBITDA was $3.8 million for the quarter, a $0.9 million increase from the fourth quarter of 2005.

For the year ended 31 December 2006, revenues excluding client reimbursements decreased to $113.5 million from $115.7 million in 2005. Net income was $7.3 million, compared with a net loss of ($6.7) million in 2005, and Adjusted EBITDA was $18.7 million, compared with $11.4 million for 2005. Net income per diluted share was $0.41 for the twelve months ended 31 December 2006 and includes non-cash stock compensation of $1.1 million, or $0.06 per share, and restructuring expense of $0.7 million, or $0.04 per share.

“I am pleased with the solid results we posted for 2006. We carefully managed our cost structure and executed on our planned migration out of the call center business,” said TRX President & CEO Trip Davis. “We felt the impact of channel shifts, economic pressures, and softer leisure volumes, and anticipate that we will face these trends again in 2007.”

TRX also introduced its guidance for fiscal 2007:

•	2007 revenues excluding client reimbursements of $85 to $90 million, of which customer care revenues comprise $2 to $3 million.

•	2007 Adjusted EBITDA of $8 to $10 million.

•	GAAP diluted loss per share excluding the effects of non-cash stock compensation are expected to be ($0.10) to $0.00 for the year on a base of 18.3 million diluted shares.

•	The guidance incorporates the contributions of Travel Analytics, Inc. and Hi-Mark Software, acquired in August 2006 and January 2007, respectively.

“We have a clear focus on technology development and growth in data reporting, reservation processing, and online booking. We are working to broaden and diversify our client base,” said Davis. “The upcoming launch of a new Web-based data reporting application, TRAVELTRAX, is an exciting part of our focus – the culmination of internal innovation and integration of our recent acquisitions, Travel Analytics and Hi-Mark Software.”

Concluded Davis, “2007 will be a transformational year for us. We are moving deliberately and making investments and decisions for long-term growth. We have a clear plan and growth path for TRX.”

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Page 2 of 3 – TRX Reports Fourth Quarter 2006 Results

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA and Adjusted EBITDA provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net income (loss) adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. EBITDA and Adjusted EBITDA do not give effect to the cash the Company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA and Adjusted EBITDA is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net income (loss) are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

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Page 3 of 3 – TRX Reports Fourth Quarter 2006 Results

Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 15 February at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the Investor Center on the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, the TRX.com site will host an archived Webcast shortly after the conclusion of the call, which will remain available on the TRX Website at www.trx.com for 90 days.

About TRX

TRX is a global technology company. We develop and host software applications that process data records and automate manual processes, enabling our clients to optimize performance and control costs. We are a leading provider to the travel industry and are expanding into financial services and healthcare. We deliver our technology applications in an on-demand environment to travel agencies, corporations, travel suppliers, government agencies, credit card associations, credit card issuing banks, and third-party administrators. TRX is headquartered in Atlanta with operations and associates in North America, Europe, and Asia.

Investor Contacts:	David Cathcart
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kira Perdue
Trevelino/Keller Communications Group for TRX
(404) 214-0722, extension 101

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TRX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
REVENUES:
Transaction Processing	$15,636	$16,357	$72,627	$72,083
Data Integration	5,149	4,442	17,849	16,300
Customer Care	5,326	5,625	23,028	27,322

Transaction and other revenues	26,111	26,424	113,504	115,705
Client reimbursements	1,314	580	2,836	2,911

Total revenues	27,425	27,004	116,340	118,616

EXPENSES:
Operating	13,511	17,285	64,673	74,443
Selling, general and administrative	5,844	3,992	20,159	19,295
Technology development	2,985	2,311	11,022	11,176
Client reimbursements	1,314	580	2,836	2,911
Restructuring	—	8	691	2,327
Depreciation and amortization	2,423	2,655	10,121	9,984

Total expenses	26,077	26,831	109,502	120,136

OPERATING INCOME (LOSS)	1,348	173	6,838	(1,520)

INTEREST INCOME (EXPENSE):
Interest income	220	225	999	351
Interest expense	(40)	(96)	(324)	(2,597)

Total interest income (expense), net	180	129	675	(2,246)
DEBT CONVERSION EXPENSE	—	—	—	(2,898)

INCOME (LOSS) BEFORE INCOME TAXES	1,528	302	7,513	(6,664)

PROVISION FOR INCOME TAXES	(213)	—	(213)	—

NET INCOME (LOSS)	$1,315	$302	$7,300	$(6,664)

Net Income (Loss) per Share
Basic and diluted	$0.07	$0.02	$0.41	$(0.48)

Weighted Average Shares Outstanding
Basic	17,769	17,654	17,711	13,817
Diluted	17,769	17,654	17,745	13,817

Other Data:
Adjusted EBITDA	$3,792	$2,850	$18,707	$11,411
Capital expenditures	$2,637	$1,985	$9,151	$8,675
Transaction processing volumes	18,779	18,503	83,788	81,437

	As of December 31, 2006	As of December 31, 2005
Consolidated Balance Sheet Data:
Cash and cash equivalents	$24,444	$28,633
Convertible notes	—	1,360
Total shareholders’ equity	41,132	32,601

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Net income (loss)	$1,315	$302	$7,300	$(6,664)
Depreciation and amortization	2,423	2,655	10,121	9,984
Interest (income) expense, net	(180)	(129)	(675)	2,246
Debt conversion expense (1)	—	—	—	2,898
Provision for income taxes	213	—	213	—

EBITDA	3,771	2,828	16,959	8,464
Stock compensation expense	21	14	1,057	70
Restructuring expenses (2)	—	8	691	2,327
IPO related bonuses (3)	—	—	—	550

Adjusted EBITDA	$3,792	$2,850	$18,707	$11,411

(1)	In connection with the IPO, we made payments totaling $2.9 million to affect the conversion of convertible notes with a conversion price of $11.03.
(2)	Expenses for severance, lease, transition costs and accelerated depreciation associated with the closure of certain customer care operations.
(3)	In connection with the IPO, we paid one-time management bonuses totaling $550,000.